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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in; the Registration Statement on Form S-8 pertaining to the Fremont General Corporation and affiliated companies Investment Incentive Program, the Registration Statement on Form S-8 pertaining to the Fremont General Corporation Supplemental Retirement Plan and Fremont General Corporation Senior Supplemental Retirement Plan, the Registration Statement on Form S-8 pertaining to the Fremont General Corporation non-qualified Stock Option Plan of 1989, the Registration Statement on Form S-8/S-3 as amended pertaining to the Fremont General Corporation 1995 Restricted Stock Award Plan, and the Registration Statement on Form S-8 pertaining to the Fremont General Corporation 1997 Stock Plan of our report dated March 20, 1998 with respect to the consolidated financial statements and schedules of Fremont General Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                            /s/  ERNST & YOUNG LLP


Los Angeles, California
March 30, 1998